Exhibit 99.1
Gerber Scientific Acquires Virtek Vision International, Inc.

29,369,010 Common Shares of Virtek Tendered, Representing
Approximately 88% of the Common Shares

Offer Period Extended to November 3, 2008

SOUTH WINDSOR, CT – October 21, 2008 – Gerber Scientific, Inc. (NYSE: GRB) announced today that its wholly owned Canadian subsidiary Gerber Scientific International Ltd., who assumed the rights and responsibilities of Gerber Scientific Canada Inc. in connection with the offer, has taken up 29,369,010 common shares of Virtek Vision International Inc. (TSX: VRK) under the offer to acquire all of the common shares of Virtek at a price of C$1.05 cash per common share.  The common shares that have been taken up under the offer represent approximately 88 percent of the outstanding common shares of Virtek.
Gerber has extended the period for acceptance of its offer by shareholders of Virtek that have not yet done so until 5:00 p.m. (Toronto time) on November 3, 2008. As described in the original offer, Gerber will seek to complete a compulsory acquisition or subsequent acquisition transaction as soon as practicable. Following the completion of such a transaction, Gerber intends to apply to de-list the common shares of Virtek from the TSX and to cause Virtek to cease to be a reporting issuer.
Full details of the offer are contained in the notice of extension, and take-over bid circular of Gerber and related materials, copies of which are available on SEDAR at www.sedar.com. Gerber expects to mail a formal notice of extension of its offer, all of the conditions of which have been satisfied or waived, to all Virtek shareholders as soon as possible.
Inquiries concerning the Offer should be directed to Gerber’s information agent:  Kingsdale Shareholder Services Inc., toll free at 1-800-775-1986.
Virtek, based in Waterloo, Ontario, Canada is a leading provider of high value industrial laser solutions serving the needs of the global manufacturing sector by providing templating, inspection, marking and engraving products. Virtek serves customers in the aerospace, prefabricated construction, transportation, metalworking, tool and die and mold making industries worldwide. Gerber and Virtek have common customers in these industries. The majority of Virtek’s sales are in North America and Europe.
In its last fiscal year, Virtek recorded annual revenues of slightly over C$53 million, and Gerber expects that this transaction will be accretive to its consolidated operating results in the current fiscal year, which began on May 1, 2008. This week the two companies will begin working together in order to ensure a smooth transition and immediate value for customers, partners and investors.
Marc T. Giles, President and CEO of Gerber Scientific, Inc., stated: “The acquisition of Virtek further supports our commitment to provide our customers with the greatest range of applications solutions. The product offering from Virtek provides numerous opportunities for corporate growth through existing product solutions and the development of innovative technologies for all the industries we serve. We look forward to the valued contribution of all Virtek employees to the Gerber organization.”

About Gerber Scientific, Inc.

Gerber Scientific, Inc. (http://www.gerberscientific.com) is a leading international supplier of sophisticated automated manufacturing systems for sign making, specialty graphics and packaging, apparel and flexible materials, and ophthalmic lens processing. Headquartered in South Windsor, Connecticut, the company operates through four businesses: Gerber Scientific Products and Spandex Ltd., Gerber Technology, and Gerber Coburn.

Forward-looking Statements:

This news release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  The forward-looking statements contained in this news release involve risks and uncertainties regarding the Company's expected financial condition, results of operations and cash flows.  For information identifying other important economic, political, regulatory, legal, technological, competitive and other uncertainties, readers are referred to the Company’s filings with the Securities and Exchange Commission, including but not limited to, the information included in Gerber Scientific’s Annual Report on Form 10-K for the fiscal year ended April 30, 2008, which outlines certain important risks regarding the Company’s forward-looking statements, as well as information included in subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  Actual future results or events may differ materially from these forward-looking statements.  The forward-looking statements contained in this release are made as of the date of this release and the Company expressly disclaims any obligation to update any of these forward-looking statements, except as required by law.